As filed with the Securities and Exchange Commission on April 2, 2002
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          BIOMARIN PHARMACEUTICAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              68-0397820
    (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)              Identification No.)


                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                    (Address of Principal Executive Offices)

                           1997 STOCK PLAN, AS AMENDED
                            1998 DIRECTOR OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                Fredric D. Price
                      Chairman and Chief Executive Officer
                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                     (Name and Address of Agent For Service)

                                 (415) 884-6700
            (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                           Siobhan McBreen Burke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                           Los Angeles, CA 90071-2371
                                 (213) 683-6000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
            Title Of                     Amount                Proposed Maximum          Proposed Maximum              Amount of
           Securities                     To Be                 Offering Price          Aggregate Offering           Registration
        To Be Registered             Registered (1)              Per Share (2)               Price (2)                  Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
issuable pursuant to the 1997 Stock
Plan, as amended.                      5,917,229               $9.67                     $57,219,604.43               $5,625
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
issuable pursuant to the 1998 Director
Option Plan.                             400,000               $9.67                     $3,868,000.00                $356
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
issuable pursuant to the 1998 Employee
Stock Purchase Plan.                     400,000               $9.67                     $3,868,000.00                $356
====================================================================================================================================


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under each of the 1997 Stock Plan, the 1998 Director Option Plan and the 1998 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of BioMarin Pharmaceutical Inc. Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of the average of high and low sale prices for a share of common stock of BioMarin Pharmaceutical Inc. (BMRN) as reported on the Nasdaq National Market on April 1, 2002.

                                     PART I

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

     The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the BioMarin Pharmaceutical Inc. 1997 Stock Plan, as amended, the 1998 Director Option Plan and the 1998 Employee Stock Purchase Plan (the "Stock Plans") as a result of an "evergreen provision" of each of the Stock Plans which automatically increase the number of shares authorized for issuance thereunder on the first day of each fiscal year. Since adoption, the evergreen provision, the number of shares available for issuance under the Stock Plans has increased from 5,694,259 to 12,411,488. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-84787) relating to the Stock Plans are incorporated by reference into this Registration Statement.


                                     PART II

Item 8.  Exhibits


     Exhibit       Description
     -------       -----------
     5.1           Opinion of Paul, Hastings, Janofsky & Walker LLP.
     23.1          Consent of Arthur Andersen LLP, Independent Auditors.
     23.2          Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                   Exhibit 5.1).
     24.1          Power of Attorney (contained on the signature page).

                                   SIGNATURES1

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on March 29, 2002.

                                                BIOMARIN PHARMACEUTICAL INC.

                                                By:   /s/ Fredric D. Price
                                                 ----------------------------
                                                Name: Fredric D. Price
                                                Title: Chairman, Chief Executive
                                                       Officer and Director
                                                       (Principal Executive
                                                       Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric D. Price and Emil D. Kakkis, M.D., Ph.D. as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and dates indicated.

       Signatures                    Title                               Date

 /s/ Fredric D. Price     Chairman, Chief Executive Officer       March 29, 2002
-----------------------   and Director (Principal Executive
Fredric D. Price          Officer)

/s/ Kim Tsuchimoto-Evans  Vice President, Controller              March 29, 2002
------------------------  (Principal Financial and Accounting
Kim Tsuchimoto-Evans      Officer)

/s/ Grant W. Denison, Jr. Director                                March 29, 2002
------------------------
Grant W. Denison, Jr.

/s/ Phyllis I. Gardner    Director                                March 29, 2002
-----------------------
Phyllis I. Gardner, M.D.

/s/ Erich Sager           Director                                March 29, 2002
-----------------------
Erich Sager

/s/ Gwynn R. Williams     Director                                March 29, 2002
----------------------
Gwynn R. Williams

                                INDEX TO EXHIBITS

     Exhibit       Description
     -------       -----------
     5.1           Opinion of Paul, Hastings, Janofsky & Walker LLP.
     23.1          Consent of Arthur Andersen LLP, Independent Auditors.
     23.2          Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                   Exhibit 5.1).
     24.1          Power of Attorney (contained on the signature page).

                                   Exhibit 5.1

                OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP


April 1, 2002

BioMarin Pharmaceutical Inc.
371 Bel Marin Keys Boulevard, Suite 210
Navato, California 94949

Ladies and Gentlemen:

     We are furnishing this opinion of counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 6,717,229 shares (the "Shares") of its Common Stock, par value $.001 per share ("Common Stock"), pursuant to the Company's 1997 Stock Plan, the Company's 1998 Director Option Plan and the Company's 1998 Employee Stock Purchase Plan as amended (as each may have been so amended, the "Plans").

     We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us, the conformity to original documents submitted to us as certified or photostatic copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that, at the time the Shares are issued, the Company will have sufficient authorized and unissued shares of Common Stock.

     Based  upon  our  examination  as  aforesaid,  and  in  reliance  upon  our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plans (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

     We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.



                                        Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP

                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the (i) 1997 Stock Plan, as amended; (ii) 1998 Director Option Plan; and (iii) 1998 Employee Stock Purchase Plan of BioMarin Pharmaceutical Inc., of our report dated February 21, 2002, with respect to the financial statements of BioMarin Pharmaceutical Inc. included in its Annual
Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                  /s/  Arthur Andersen LLP

San Francisco, California
March 28, 2002